     As filed with the Securities and Exchange Commission on March 19, 1999
                            Registration No. 333-___
        -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact name of registrant as specified in its charter)

Iowa                                                      94-2213782
----                                                      ----------
(State or other                                           (IRS Employer
jurisdiction of incorporation                             Identification Number)
or organization)

                                666 Grand Avenue
                             Des Moines, Iowa 50309
                          (Address, including Zip code
                         of principal executive offices)

                   ------------------------------------------
               MidAmerican Energy Company Retirement Savings Plan
         MidAmerican Energy Company 401(k) Plan for Bargaining Employees
            MidAmerican Energy Company 1995 Long-Term Incentive Plan
                            (Full title of the plans)
                   ------------------------------------------

                          John A. Rasmussen, Jr., Esq.
                    Senior Vice President and General Counsel
                       MidAmerican Energy Holdings Company
                                666 Grand Avenue
                             Des Moines, Iowa 50309
                                 (515) 242-4300
                      (Name, address and telephone number,
                   including area code, of agent for service)

                   ------------------------------------------
                                    COPY TO:
                              Peter J. Hanlon, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000


                         CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------
                                            Proposed            Proposed
Title of                                    maximum             maximum
securities            Amount                offering            aggregate         Amount of
to be                 to be                 price               offering          registration
registered            registered (1)        per share (2)       price (2)         fee
Common Stock,
no par value          2,547,948             $28.03125           $71,422,167.38    $19,855.36
                      ---------             ---------           --------------    ----------


(1) This Registration Statement covers 1,500,000 shares authorized under the MidAmerican Energy Company Retirement Savings Plan (the "401(k) Plan"), 700,000 shares authorized under the MidAmerican Energy Company 401(k) Plan for Bargaining Employees (the "Union 401(k) Plan") and 347,948 shares authorized under the MidAmerican Energy Company 1995 Long-Term Incentive Plan (the "LTIP"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan and the Union 401(k) Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by MidAmerican Energy Holdings Company, an Iowa corporation (the "Company") and CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), the predecessor to the Company, are incorporated herein by reference:

     (a) CalEnergy's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) CalEnergy's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

     (c) CalEnergy's Current Reports on Form 8-K, dated January 12, 1998, January 16, 1998, January 29, 1998, March 6, 1998, April 8, 1998, April 17,
1998, August 12, 1998, September 9, 1998, September 15, 1998 (two reports), September 18, 1998, September 21, 1998, September 23, 1998, September 29, 1998, October 13, 1998, October 30, 1998, November 10, 1998, November 12, 1998,
November 13, 1998, December 9, 1998, December 15, 1998, December 17, 1998, January 26, 1999, February 1, 1999, February 23, 1999, February 25, 1999, February 26, 1999; and March 12, 1999 (two reports); and

     (d) The description of Common Stock which is contained in the Company's Current Report on Form 8-K, dated March 12, 1999.

     All documents filed by or on behalf of the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     Inapplicable (See Item 3(d) above).

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by John A. Rasmussen, Jr. As of the date of this Registration Statement, John A. Rasmussen, Jr. is the Senior Vice President and General Counsel of the Company and holds 24,058 options to purchase shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 850 through 858 of the Iowa Business Corporation Act (the "IBCA") governs the circumstances under which a corporation organized thereunder, such as the Company, shall or may indemnify directors and officers against liabilities for certain of their acts. Sections 851 and 856 of the IBCA grants each corporation the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. Indemnification is not allowed if the director or officer receives an improper benefit from such person's actions. Article X of the Company's Amended and Restated Articles of Incorporation and Article III of the Company's Amended and Restated Bylaws further provides that this indemnification right is a contract right and that the indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.

     The foregoing statements are subject to the detailed provisions of Sections 850 through 858 of the IBCA, Article X of the Company's Amended and Restated Articles of Incorporation and Article III of the Company's Amended and Restated Bylaws.

     Article X of the Company's Amended and Restated Articles of Incorporation and Article III of the Company's Amended and Restated Bylaws provide that the Company may maintain a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions as may be set forth in the policies. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8.  EXHIBITS

Exhibit No.

     4.1 Specimen certificate for shares of the Common Stock.

     4.2 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Annex VI to CalEnergy's Joint Proxy Statement, dated September 25, 1998).

     4.3 Amended and Restated By-Laws of the Company.

     5 Opinion of John A. Rasmussen, Jr. as to the validity of the shares of Common Stock being registered pursuant to the LTIP, the 401(k) Plan and the Union 401(k) Plan.

     15 Letter of Deloitte & Touche LLP, regarding unaudited financial information.

     23.1 Consent of Deloitte & Touche LLP.

     23.2  Consent of John A. Rasmussen, Jr. (contained in Exhibit 5).

Item 9.  UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act and each filing of a plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. The undersigned registrant has submitted the 401(k) Plan and the Union 401(k) Plan to the Internal Revenue Services (the "IRS") in a timely manner and it hereby undertakes that it will make all changes required by the IRS in order to qualify the 401(k) Plan and the Union 401(k) Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 18th day of March, 1999.

                                     MIDAMERICAN ENERGY HOLDINGS COMPANY


                                     By: /s/ David L. Sokol
                                         -------------------------
                                         David L. Sokol
                                         Chairman of the Board and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                           Date


/s/ David L. Sokol
----------------------       Chairman of the Board and            March 11, 1999
David L. Sokol               Chief Executive Officer
                             (Principal Executive Officer)


/s/ Craig M. Hammett
----------------------       Vice President and Treasurer         March 11, 1999
Craig M. Hammett             (Principal Accounting Officer
                             and Principal Financial Officer)




/s/ Steven A. McArthur
----------------------       Vice President, Secretary            March 11, 1999
Steven A. McArthur           and Director


Pursuant to the requirements of the Securities Act, the administrator of the 401(k) Plan and Union 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa on March 19, 1999.

                                     MidAmerican Energy Company
                                     Retirement Savings Plan and
                                     MidAmerican Energy Company
                                     401(k) Plan for Bargaining
                                     Employees


                                     By: /s/ Alan L. Wells
                                         -------------------------
                                         Alan L. Wells
                                         Chief Financial Officer


                                     MidAmerican Energy Holdings Company


                                     By: /s/ David L. Sokol
                                         -------------------------
                                         David L. Sokol
                                         Chairman of the Board and
                                         Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit No.
-----------

4.1         Specimen certificate for shares of the Common Stock.

4.3         Amended and Restated By-Laws of the Company.

5 Opinion of John A. Rasmussen, Jr. as to the validity of the securities being registered pursuant to the LTIP, the 401(k) Plan and the Union 401(k) Plan.

15 Letter of Deloitte & Touche LLP, regarding unaudited financial information.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of John A. Rasmussen, Jr. (contained in Exhibit 5).